Exhibit 1.1

AMENDMENT TO CONSIGNMENT AGREEMENT

THIS AMENDMENT TO CONSIGNMENT Agreement (the “Amendment”) effective as of September 14, 2020 is made and entered into between Zev Partners, a New York corporation (“Consignor”) and Collectable Sports Assets, LLC, a Delaware limited liability company (“CSA”).

RECITALS

WHEREAS, the Consignor and CSA are parties to that certain Consignment Agreement dated as of July 7, 2020 (the “Consignment Agreement”), pursuant to which CSA could acquire certain assets owned and consigned by the Consignor upon the successful offering under Regulation A of interests by CSA; and

WHEREAS, the CSA now desires not to make one of the offerings originally contemplated and, as a result, it is necessary to remove that asset from those being consigned by Consignor;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Consignment Agreement is hereby amended as follows:

1.            Exhibit A to the Consignment Agreement is amended by deleting the line that reads:

“Michael Jordan 1986 Fleer BGS 9.5      1 100% $ 72,000”

2.            No Other Modification. Except as specifically modified herein, all terms and conditions of the Consignment Agreement remain unmodified and in full force and effect.

3.            Headings. The section headings contained in this Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Amendment.

4.            Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

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AMENDMENT TO Consignment Agreement

IN WITNESS WHEREOF, this Amendment to Consignment Agreement is executed effective as of the date first written above.

Collectable Sports Assets, LLC, a Delaware limited liability company		ZEV Partners, a New York corporation

By:	/s/ Ezra Levine	By:	/s/ Jason Epstein
Name:	Ezra Levine	Name:	Jason Epstein
Title:	CEO	Title:	Managing Member